UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 30, 2008

FOUR RIVERS BIOENERGY INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-31091	980442163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRA Employer Identification No.)

P.O. Box 1056 Calvert City, Kentucky	42029
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(270) 282-0943

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities

As previously disclosed, on May 23, 2008, Four Rivers BioEnergy Inc. (the “Company”) announced that it was contemplating raising additional cash through a private placement. On July 30, 2008, the Company had an initial closing of the private placement on $2,000,000 in gross proceeds, for which it issued, pursuant to Regulation S, 131,061 shares of its common stock to a strategic investor. The Company plans to continue the private placement.

The securities being offered have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent a registration or an applicable exemption from the registration requirements of the state and federal securities laws.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

10.1

Form of Securities Purchase and Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2008	FOUR RIVERS BIOENERGY INC. By: /s/ Martin Thorp Name: Martin Thorp Title: Chief Financial Officer